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                                                        EXHIBIT 99.1


                                PRELIMINARY COPY
                                    PITTSTON

        PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR SPECIAL
                   MEETING OF SHAREHOLDERS, DECEMBER   , 1995

PROXY


        The undersigned hereby appoints J. C. Farrell, J. B. Hartough and A. F. Reed and each of them as proxies, with full power of substitution, to vote the shares of the undersigned in The Pittston Company at the
        Special Meeting of Shareholders to be held on            , December    ,
        1995,  at        , Eastern Daylight Time and at any adjournment thereof,
        on the Brink's Stock Proposal, which would, among other things, redesignate Pittston Services Group Common Stock as Pittston Brink's Group Common Stock and approve the distribution of Pittston Burlington Group Common Stock on the basis of one-half of one share of Burlington Stock for each outstanding share of Services Stock, and on all other matters coming before the meeting. The proxies will vote: (1) as you specify on the back of this card; (2) as the Board of Directors recommends where you do not specify your vote on the matter listed on the back of this card; and (3) as the proxies decide on any other matter.



        IF YOU WISH TO VOTE AS THE BOARD OF DIRECTORS RECOMMENDS, PLEASE SIGN, DATE AND RETURN THIS CARD AND DO NOT MARK ANY BOX. UNMARKED PROXIES WILL BE VOTED IN FAVOR OF THE PROPOSAL AS THE BOARD OF DIRECTORS RECOMMENDS. IF YOU WISH TO VOTE INDIVIDUALLY, PLEASE MARK THE APPROPRIATE BOX ON THE BACK OF THIS CARD AND THIS PROXY WILL THEN BE VOTED AS MARKED. FAILURE TO SIGN, DATE AND RETURN THIS CARD OR TO OTHERWISE VOTE AT THE SPECIAL MEETING WILL HAVE THE EFFECT OF A NEGATIVE VOTE ON THE PROPOSAL.


                                                                          [OVER]

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             The Board of Directors Recommends a vote 'FOR' Item 1.

------------------                            X PLEASE MARK YOUR VOTE LIKE THIS.

Item 1 -- Approval of the Brink's Stock Proposal.

FOR                             AGAINST                                      ABSTAIN

------------------              ------------------                           ------------------

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

                                                   PLEASE  MARK, DATE,  SIGN AND
                                                   MAIL THIS  CARD  PROMPTLY  IN
                                                   THE   POSTAGE   PAID   RETURN
                                                   ENVELOPE PROVIDED.

                                                   Date  ................ , 1995
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                                                             SIGNATURE
                                                    ............................
                                                             SIGNATURE

PLEASE MARK YOUR CHOICE IN BLUE OR BLACK INK.